                         AGREEMENT AND PLAN OF MERGER

                                      by

                                      and

                                     among

                           MEGAMARKETING CORPORATION

                     MEGAMARKETING ACQUISITION FIVE, INC.

                          DESKGATE TECHNOLOGIES, INC.

                                      and

                THE STOCKHOLDERS OF DESKGATE TECHNOLOGIES, INC.


                                                    Dated as of February 3, 1999

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1 - THE MERGER.........................................................1

            1.1    The Merger..................................................1

            1.2    Closing.....................................................2

            1.3    Effective Time of the Merger................................2

            1.4    Articles of Incorporation; Bylaws...........................2

            1.5    Directors and Officers of the Surviving Corporation.........2

ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES................2

            2.1    Consideration...............................................2

                   (a)    Seller Common Stock..................................2

                   (b)    Treasury Shares......................................3

                   (c)    Merger Sub Common Stock..............................3

                   (d)    Escrow of Certain Share..............................3

            2.2    No Fractional Shares........................................3

            2.3    Surrender and Exchange of Certificates Representing Seller

                   Common Stock................................................3

            2.4    Share Calculations..........................................4

            2.5    Stock Transfer Books........................................4

            2.6    Seller Stock Options and Other Securities...................4

ARTICLE 3 - RULES OF CONSTRUCTION..............................................4

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS......7

            4.1    Corporate Organization......................................7

            4.2    Capitalization..............................................7

            4.3    Authority; No Violation.....................................8

            4.4    Financial Statements........................................9

            4.5    Broker's and Other Fees.....................................9

            4.6    Absence of Certain Changes or Events........................9

            4.7    Legal Proceeding...........................................10

            4.8    Taxes and Tax Returns......................................10

            4.9    Benefit Plans..............................................11

            4.10   Compliance with Applicable Laws............................11

            4.11   Certain Contracts..........................................12

            4.12   Properties and Insurance...................................13

            4.13   Environmental Matters......................................14

            4.14   Intellectual Property......................................15

            4.15   No Parachute Payments......................................16

            4.16   Absence of Certain Agreements and Practices................16

            4.17   Major Vendors and Customers................................17

            4.18   Accounts Receivable........................................17

            4.19   Corporate Records..........................................17

            4.20   Combinations Involving Seller..............................17

            4.21   Bank Accounts..............................................17

            4.22   Labor Relations............................................17

            4.23   Year 2000 Matters..........................................18

            4.24   Change in Control Provisions...............................18

            4.25   Pooling of Interests.......................................18

            4.26   Disclosure.................................................18

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................18

            5.1    Ownership of Shares........................................18

            5.2    Authorization..............................................19

            5.3    Absence of Violations or Conflicts.........................19

            5.4    No Consents Required.......................................19

            5.5    No Claims Against Seller...................................20

            5.6    Litigation Related to this Agreement.......................20

            5.7    Investment Intent..........................................20

            5.8    Access to Information; Accredited Investor Status..........20

            5.9    Economic Risk..............................................21

            5.10   Tax Advice.................................................21

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT..........................21

            6.1    Corporate Organization.....................................21

            6.2    Capitalization.............................................22

            6.3    Authority; No Violation....................................22

            6.4    Financial Statements.......................................24

            6.5    Broker's and Other Fees....................................24

            6.6    Parent Common Stock........................................24

            6.7    Legal Proceedings..........................................24

            6.8    Taxes and Tax Returns......................................25

            6.9    Compliance with Applicable Laws............................26

            6.10   Pooling of Interests.......................................26

            6.11   Disclosure.................................................26

            6.12   Registration Rights........................................26

 ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES.....................27

            7.1    Conduct of Business........................................27

            7.2    Negative Covenants.........................................27

            7.3    No Solicitation............................................30

            7.4    Current Information........................................30

            7.5    Access to Properties and Records; Confidentiality..........31

            7.6    Regulatory Matters; Cooperation, etc.......................32

            7.7    Parties' Efforts; Further Assurances; Cooperation..........32

            7.8    Public Announcements.......................................33

            7.9    Failure to Fulfill Conditions..............................33

            7.10   Disclosure Supplements.....................................33

            7.11   Affiliates.................................................33

            7.12   Pooling of Interests.......................................34

            7.13   Intentionally Omitted......................................34

            7.14   Intentionally Omitted......................................34

            7.15   Employee Matters...........................................34

                  (a)    Employee Benefits....................................34

                  (b)    Employment Agreements................................35

            7.16  No Transfers................................................35

            7.17  Special Provisions with Respect to Seller...................35

            7.18  Tax Matters.................................................35

                  (a)    Cooperation and Exchange of Information..............35

                  (b)    Tax-Free Transaction.................................35

            7.19  Registration Rights.........................................36

ARTICLE 8 - CLOSING CONDITIONS................................................36

            8.1   Conditions of Each Party's Obligations Under this Agreement.36

                  (a)    Approvals and Regulatory Filings.....................36

                  (b)    Suits and Proceedings................................36

                  (c)    Escrow Agreement.....................................36

                  (d)    Tax Opinions.........................................36

                  (e)    Assumption of Warrants...............................37

            8.2   Conditions to the Obligations of Parent and Merger Sub Under

                  this Agreement..............................................37

                  (a)    Covenants and Agreements; Consents...................37

                  (b)    Opinion of Counsel...................................37

                  (c)    Pooling Letter.......................................37

                  (d)    Certificates.........................................37

                  (e)    Employment Agreements................................37

                  (f)    Stockholders Agreement...............................38

                  (g)    Resignations.........................................38

                  (h)    Escrow Agreement.....................................38

                  (i)    Cancellation Agreements..............................38

                  (j)    Noncompetition, Nonsolicitation and Confidentiality

                         Agreements...........................................38

                  (k)    Outstanding Seller Common Stock......................38

                  (l)    Completion of Due Diligence on Seller................38

                  (m)    No Material Adverse Effect on Seller.................38

                  (n)    Registration Rights Amendment........................39

                  (o)    Payment to Farley....................................39

                  (p)    Signatures of All Holders............................39

            8.3   Conditions to the Obligations of Seller and the Stockholders

                  Under this Agreement........................................39

                  (a)    Covenants and Agreements; Consents...................39

                  (b)    Opinion of Counsel to Parent.........................39

                  (c)    Certificates.........................................39

                  (d)    Stockholders Agreement...............................39

                  (e)    Escrow Agreement.....................................39

                  (f)    Merger Consideration.................................40

                  (g)    Option Grants........................................40


ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER.................................40

            9.1    Termination................................................40

            9.2    Effect of Termination......................................41

            9.3    Specific Performance.......................................41

            9.4    Amendment..................................................41

            9.5    Extension; Waiver..........................................41

ARTICLE 10 - INDEMNIFICATION..................................................42

            10.1   Indemnification by Stockholders............................42

            10.2   Indemnification by Parent..................................42

            10.3   Claims for Indemnification.................................43

            10.4   Matters Involving Third Parties............................43

            10.5   Indemnification Payments Prior to Closing..................44

            10.6   Settlement of Indemnification Claims After Closing.........44

            10.7   Manner of Indemnification by Seller and Stockholders.......45

            10.8   Indemnification Exclusive Remedy...........................45

            10.9   Certain Limitations........................................45

            10.10  Several Liability..........................................46

ARTICLE 11 - STOCKHOLDERS' REPRESENTATIVE.....................................46

            11.1   Appointment; Acceptance....................................46

            11.2   Authority..................................................46

            11.3   Actions....................................................46

            11.4   Successors.................................................47

            11.5   Effectiveness..............................................47

ARTICLE 12 - MISCELLANEOUS....................................................47

            12.1   Expenses...................................................47

            12.2   Notices....................................................47

            12.3   Parties in Interest........................................48

            12.4   Entire Agreement...........................................49

            12.5   Counterparts...............................................49

            12.6   Governing Law..............................................49

            12.7   Invalidity of any Part.....................................49

            12.8   Time of the Essence; Computation of Time...................49

            12.9   Arbitration................................................49

EXHIBITS AND SCHEDULES

Exhibit No.         Description
-----------------   -----------------

Exhibit 2.1         Form of Escrow Agreement

Exhibit 7.11        Form of Affiliate Representation Letter

Exhibit 7.12        Pooling  Conditions

Exhibit 7.15        Form of Employment Agreement and List of Employees

Exhibit 8.2(b)      Form of Legal Opinion of Counsel to Seller

Exhibit 8.2(d)      Form of Joinder to Stockholders Agreement

Exhibit 8.2(k)      Form of Noncompetition, Nonsolicitation and Confidentiality

                    Agreement

Exhibit 8.2(n)      Form of Registration Rights Agreement

Exhibit 8.3(b)      Form of Legal Opinion of Counsel to Parent



Seller Disclosure
Schedule No.        Description
-----------------   -----------------

Schedule 4.1        Corporate Documents

Schedule 4.2        Seller's Capitalization

Schedule 4.3        Authority; No violation

Schedule 4.4        Seller Financial Statements

Schedule 4.5        Broker's and Other Fees

Schedule 4.6        Absence of Certain Changes and Events

Schedule 4.7        Legal Proceedings

Schedule 4.8        Taxes and Tax Returns

Schedule 4.9        Employee Benefit Plans

Schedule 4.10       Compliance with Applicable Laws

Schedule 4.11       Certain Contracts

Schedule 4.12       Insurance Policies

Schedule 4.14       Intellectual Property

Schedule 4.15       Parachute Payments

Schedule 4.16       Absence of Certain Agreements and Practices

Schedule 4.17       Major Vendors and Customers

Schedule 4.18       Accounts Receivable

Schedule 4.19       Corporate Records

Schedule 4.21       Bank Accounts

Schedule 4.22       Labor Relations

Schedule 4.24       Change of Control

Stockholder Disclosure
Schedule No.               Description
-----------------          -----------------

Schedule 5.3               Absence of Violations

Schedule 5.4               Consents

Schedule 5.5               Claims

Schedule 5.6               Litigation

Schedule 5.7               Investment Intent



Parent Disclosure
Schedule No.               Description
-----------------          -----------------

Schedule 6.1               Parent's Subsidiaries; Corporate Documents

Schedule 6.2               Parent's Options and Warrants

Schedule 6.3               Defaults; Conflicts and Liens Created

Schedule 6.4               Parent Financial Statements

Schedule 6.7               Legal Proceedings

Schedule 6.8               Taxes Being Contested

Schedule 6.9               Compliance with Applicable Laws

                         AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of February, 1999 (the "Agreement"), is by and among MegaMarketing Corporation, a Georgia corporation ("Parent"), MegaMarketing Acquisition Five, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), DeskGate Technologies, Inc., a Delaware corporation ("Seller"), and the stockholders of Seller whose signatures appear on the signature pages hereto (the "Stockholders").

       WHEREAS, this Agreement provides for the strategic combination of Parent and Seller in furtherance of the parties' long-term strategic plans; and

       WHEREAS, Patrick E. Patterson, Carl Venters III and Karl Minor are the principal stockholders of Seller and are employees of Seller (the "Management Stockholders"); and

       WHEREAS, the combination will be accomplished by a merger of Merger Sub with and into Seller with Seller surviving and the Stockholders receiving the consideration hereinafter set forth (the "Merger"); and

       WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

       WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

       WHEREAS, the Boards of Directors of Seller, Parent and Merger Sub have duly adopted and approved this Agreement; Merger Sub's sole Stockholder has approved the Agreement; and the Board of Directors of Seller has recommended this Agreement to the Stockholders;

       NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                            ARTICLE 1 - THE MERGER


       1.1    The Merger. At the Effective Time (as defined below), Merger Sub
              ----------
shall be merged with and into Seller in accordance with the provisions of this Agreement, the Georgia Business Corporation Code (the "GBCC") and the Delaware General Corporation Law (the "DGCL"), and the separate existence of Merger Sub shall thereupon cease, and Seller, as the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent. The Merger shall have the effect provided under applicable laws including, but not limited to, Section 14-2-1106 of the GBCC and Subchapter IX, Sections 251 and 259-261 of the DGCL.

       1.2    Closing. The consummation of the transactions contemplated by this
              -------
Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 at 10:00 a.m. on the first business day after all conditions set forth in Article 8 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived in writing or at such other place and time as Parent and Seller may agree (the "Closing Date"). The parties agree to use all commercially reasonable efforts to hold the Closing on or before January 31, 1999. At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.



       1.3    Effective Time of the Merger. Contemporaneous with or immediately
              ----------------------------
following the Closing, the parties shall cause a certificate of merger (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Georgia in accordance with the provisions of the GBCC and DGCL. The Merger shall become effective at the close of business on the date of such filing, unless a different effective time is specified in the Certificate of Merger (the "Effective Time").

       1.4    Articles of Incorporation; Bylaws. The Articles of Incorporation
              ---------------------------------
and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

       1.5    Directors and Officers of the Surviving Corporation. At the
              ---------------------------------------------------
Effective Time, Messrs. Patterson, Sturm and Kelly will be the directors of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation, and the initial principal officers of the Surviving Corporation will be as follows:

              Chairman and CEO - Patrick E. Paterson
              Vice President Sales - Karl Minor
              Vice President Marketing - Carl Venters III
              Vice President Corporate Development - Jay Dunn
              Vice President of Business Development - Bradford Gandee

        ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES

       2.1    Consideration. At the Effective Time, in consideration for the
              -------------
fulfillment of the obligations, covenants, terms and conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of any holder thereof:

              (a)    Seller Common Stock. The issued and outstanding shares of
                     -------------------
stock of Seller without par value per share (the "Seller Common Stock") (an aggregate of 19,811 shares, excluding any such shares held in the treasury of Seller and excluding 5,353 shares issuable to Frank A. Daniels III and Farley/Ventura LLC pursuant to outstanding warrants) shall automatically be canceled and extinguished and shall thereafter be converted into only the right to receive 2,493,609 shares of common stock, without par value, of Parent (the "Parent Common Stock"). The conversion ratio is 125.87 shares of Parent Common Stock for each one issued and outstanding share of Seller Common Stock. As provided in Section 8.1(c) hereof, the warrants held by Mr. Daniels and Farley/Ventura LLC will be assumed by Parent. The total number of shares of Parent Common Stock issuable in exchange for securities of Seller, including common stock of Seller and warrants of Seller assumed by Parent, is 3,167,391 shares of Parent Common Stock.

              (b)    Treasury Shares. Each share of Seller Common Stock held in
                     ---------------
the treasury of Seller shall be automatically canceled and extinguished, and no payment shall be made in respect of such shares.

              (c)    Merger Sub Common Stock. Each issued and outstanding share
                     -----------------------
of Merger Sub common stock at the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

              (d)    Escrow of Certain Shares. At the Effective Time, Parent
                     ------------------------
shall deliver (or cause to be delivered) to the escrow agent set forth in the Escrow Agreement in the form of Exhibit 2.1 hereto ("Escrow Agreement"), one
                                -----------
certificate for Parent Common Stock equal to ten percent (10%) of the Parent Common Stock to be issued to Seller Stockholders in connection with the Merger pursuant to Section 2.1(a) (the "Escrow Shares") for the escrow established pursuant to the Escrow Agreement. Certificates for the remaining shares of Parent Common Stock to be delivered in connection with the Merger shall be delivered to Seller Stockholders in accordance with Section 2.5 below.

       2.2    No Fractional Shares. No scrip or fractional shares of Parent
              --------------------
Common Stock shall be issued in the Merger upon conversion of Seller Common Stock as provided in Section 2.1(a).

       2.3    Surrender and Exchange of Certificates Representing Seller Common
              -----------------------------------------------------------------
Stock. At the Closing, each Stockholder shall surrender to Parent an outstanding
-----
certificate or certificates that immediately prior to the Effective Time represented his Seller Common Stock (the "Certificates"). In exchange, such Stockholder shall be entitled to receive at the Closing (subject to the escrow provisions described in Exhibit 2.1), one or more certificates as requested by
                        -----------
the Stockholder (properly issued and executed) representing the number of duly paid and nonassessable shares of Parent Common Stock to which such Stockholder shall have become entitled pursuant to the provisions of Section 2.1(a); and the Certificates so surrendered shall forthwith be canceled. The Parent Common Stock to be paid and issued to the Stockholders hereunder shall sometimes be referred to collectively as the "Merger Consideration."

       2.4    Share Calculations. Prior to the Effective Time, Seller shall
              ------------------
prepare and deliver to Parent (subject to the Parent's review and approval) a complete list of the number of shares of Parent Common Stock to be issued to each Seller Stockholder in accordance with the provisions of Section 2.1(a) in connection with the Merger.

       2.5    Stock Transfer Books. From and after the Effective Time, no
              --------------------
transfer of Seller Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Seller Common Stock are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the consideration described in Section 2.l(a) (the "Merger Consideration").

       2.6    Seller Stock Options and Other Securities. Seller has no
              -----------------------------------------
outstanding options, warrants or other securities convertible into or exchangeable for shares of Seller Common Stock other than warrants in favor of Frank A. Daniels III covering 1,155 shares of Seller Common Stock and in favor of Farley/Ventura LLC covering 4,198 shares of Seller Common Stock, which warrants for a total of 5,353 shares of Seller Common Stock at an exercise price of $287.00 per share will be assumed by Parent as provided in Section 8.1(c) hereof.

                       ARTICLE 3 - RULES OF CONSTRUCTION

       In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

       (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

       (b)    Any reference to any gender includes the other genders;

       (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

       (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

       (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

       (f)    Any reference to "writing" includes printing, typing, lithography
                                -------
and other means of reproducing words in a visible form;

       (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

       (h)    Any reference to "dollars" and the symbol "$" means dollars
                                -------                  -
constituting legal tender for the payment of public and private debts in the United States of America;

       (i) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

       (j) References in this Agreement to the "Seller Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Seller to Parent, and references to a numbered Seller Disclosure Schedule shall mean that portion of the Seller Disclosure Schedules that refers to the specific section or subsection of Article 4 of this Agreement;

       (k) References in this Agreement to the "Stockholder Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by the Stockholders to Parent, and references to a numbered Stockholder Disclosure Schedule shall mean that portion of the Stockholder Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

       (l) References in this Agreement to the "Parent Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Parent to Seller, and references to a numbered Parent Disclosure Schedule shall mean that portion of the Parent Disclosure Schedules that refers to the specific section or subsection of Article 6 of this Agreement;

       (m)    The term "including" shall mean "including, without limitation";
                        ---------

       (n) The term "GAAP" means generally accepted accounting principles and practices as in force in the United States from time to time;

       (o) The term "Governmental Authority" means any United States federal or state or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

       (p) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole;

       (q) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner;

       (r)    The term "Parent Subsidiary" means any Subsidiary of Parent;

       (s) The term "Applicable Laws" means all applicable (i) statutes, ordinances or other legislative enactments of the United States of America or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority, and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator;

       (t) Each party and its counsel have had the opportunity to negotiate the terms and provisions of this Agreement. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted;

       (u)    The term "Knowledge" means actual knowledge; and

       (v)    The terms "hereof," "hereby," "hereunder," herein" and similar
                         ------    ------    ---------   ------
terms shall refer to this Agreement as a whole.

             ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER

                             AND THE STOCKHOLDERS

       Seller and the Management Stockholders jointly and severally by this Agreement represent and warrant to Parent as follows:

       4.1    Corporate Organization.
              ----------------------

              (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as set forth on Seller Disclosure Schedule 4.1, is duly licensed or qualified to do
         ------------------------------
business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller.

              (b)    Seller has no Subsidiaries.

              (c)    Seller Disclosure Schedule 4.1 sets forth copies of the
                     ------------------------------
Articles of Incorporation and bylaws of Seller.

              (d)    Except as set forth in Seller Disclosure Schedule 4.1,
                                            ------------------------------
Neither the Seller nor any Management Stockholder owns or controls, directly or indirectly, any corporation, company, association, partnership, joint venture or other entity (other than Management Stockholders' ownership and control of Seller).

       4.2    Capitalization. The authorized capital stock of Seller consists of
              --------------
30,000 shares of common stock and no shares of preferred stock or any other form of capital stock. Seller Disclosure Schedule 4.2 sets forth the number of shares
                  ------------------------------
of Seller Common Stock owned by each of the Stockholders, together with the correct residence address of each such Stockholder. Except as set forth on Seller Disclosure Schedule 4.2, no shares of Seller Common Stock are
------------------------------
outstanding. All Seller Common Stock has been duly authorized and validly issued and is fully paid and nonassessable, was not issued in violation of any preemptive rights and was issued under available exemptions from federal and state securities laws. Except as set forth on Seller Disclosure Schedule 4.2,
                                              ------------------------------
neither Seller nor any Stockholder has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character (except for the letter of intent with Parent) calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Seller or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

       4.3    Authority; No Violation.
              -----------------------

              (a) Except for the filing of the Certificate of Merger in accordance with the GBCC and the DGCL, and except as set forth on Seller
                                                                  ------
Disclosure Schedule 4.3, (the "Seller Approvals"), no consents, approvals,
-----------------------
authorizations, clearances or orders of, filings or registrations with or notices to (collectively, the "Authorizations") any third party or any Governmental Authority are necessary on behalf of Seller or the Stockholders in connection with (i) the execution and delivery by Seller and the Stockholders of this Agreement and (ii) the consummation by Seller and the Stockholders of the Merger and the other transactions contemplated by this Agreement. Subject to receipt of the Seller Approvals, Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Seller and by the Stockholders in accordance with the Articles of Incorporation and bylaws of Seller and with Applicable Laws. Except for the Seller Approvals, no other corporate proceedings on the part of Seller are necessary for Seller and the Stockholders to execute and deliver this Agreement and be bound by the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and the Stockholders and constitutes the valid and binding obligation of Seller and Stockholders enforceable against Seller and the Stockholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

              (b) Neither the execution and delivery of this Agreement by Seller or the Stockholders, nor the consummation by Seller and the Stockholders of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement, nor compliance by Seller and the Stockholders with any of the terms or provisions of this Agreement, will: (i) assuming the Seller Approvals are duly obtained, violate any provision of Seller's Certificate of Incorporation or bylaws; (ii) assuming that the Seller Approvals are duly obtained, violate any Applicable Laws; or (iii) except as set forth in Seller Disclosure Schedule 4.3, violate, conflict with, result in a
         ------------------------------
breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of Seller or the Stockholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or either Stockholder is a party, or by which they or any of their respective properties or assets may be bound or affected.

       4.4    Financial Statements.
              --------------------

              (a)    Seller Disclosure Schedule 4.4 sets forth copies of: (i)
                     -------------------------------
the unaudited balance sheet of Seller as of November 30, 1998 and the unaudited statements of income, stockholders' equity and cash flows for the period ended December 31, 1998, (collectively, the "Seller Financial Statements"). The Seller Financial Statements [have been prepared in accordance with GAAP] and present fairly, in all material respects, the financial position of Seller as of the respective dates set forth in the Seller Financial Statements, and the results of Seller's operations and its cash flows for the respective periods set forth in the Seller Financial Statements; except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and lack footnote disclosures, all of which adjustments and all of such footnote disclosures are not, in the aggregate, believed by the management of Seller or by the Stockholders to be material and adverse to the business or operations of the Seller when taken as a whole.

              (b) The books and records of Seller have been maintained in compliance with applicable legal and accounting requirements and in accordance with generally accepted accounting principles and practices.

              (c) Except as and to the extent reflected, disclosed or reserved against in the Seller Financial Statements, or as disclosed in Seller
                                                                        ------
Disclosure Schedule 4.4, as of January 31, 1999, Seller had no liabilities or
-----------------------
obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"). Except as set forth on Seller Disclosure Schedule 4.4, since
                                        ------------------------------
January 31, 1999, Seller has not incurred any Liabilities except in the ordinary course of business and consistent with past practice. Further, at the Effective Time Seller shall have no liabilities other than trade payables due and owing for periods consistent with Seller's past practices in the ordinary course of business, capitalized leases for equipment, and other liabilities in the ordinary course of business consistent with past practices (such trade payables, capitalized leases, and other liabilities are collectively referred to as "Acceptable Liabilities").

       4.5    Broker's and Other Fees. Except as disclosed in Seller Disclosure
              -----------------------                         -----------------
Schedule 4.5, neither Seller nor any Stockholder has employed any broker or
------------
finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as disclosed in Seller Disclosure Schedule 4.5, there are no
                                  ------------------------------
fees payable to any consultants, including lawyers and accountants, in connection with this Agreement or the transactions contemplated by this Agreement or which would be triggered by consummation of this Agreement or the transactions contemplated by this Agreement or the termination of the services of such consultants by Seller or the Stockholders.

       4.6    Absence of Certain Changes or Events.
              ------------------------------------

              (a) Except as disclosed by Seller prior to the date hereof, and except as disclosed in Seller Disclosure Schedule 4.6, there has been no
                       ------------------------------
Material Adverse Effect on Seller since the date of the Seller Financial Statements and to Seller's and the Stockholders'

Knowledge, no facts or conditions exist which will cause a Material Adverse Effect on Seller (or the Surviving Corporation after the Merger) in the future.

              (b)    Except as set forth in Seller Disclosure Schedule 4.6, and
                                            ------------------------------
except for execution of this Agreement, since the date of the Seller Financial Statements Seller has conducted its business only in the ordinary course, consistent with past practice.

       4.7    Legal Proceedings. Except as disclosed in Seller Disclosure
              -----------------                         -----------------

Schedule 4.7, neither Seller nor either of the Stockholders is a party to any,
------------
and there is no pending or, to Seller's or the Stockholders' Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Seller, that is reasonably likely to have a Material Adverse Effect on Seller. Except as disclosed in Seller Disclosure Schedule 4.7, Seller is not a party to any order, judgment or
------------------------------
decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on Seller. Without limiting the foregoing, except as disclosed in Seller Disclosure Schedule 4.7, no actions, suits, demands,
             ------------------------------
notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on Seller are pending or, to Seller's or the Stockholders' knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Seller (in connection with such officer's, director's, employee's or agent's activities on behalf of Seller or that otherwise relate, directly or indirectly to Seller or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of Seller, are there any existing circumstances which Seller believes will lead to such actions, suits, demands, notices, claims, investigations or proceedings.

       4.8    Taxes and Tax Returns. Except as disclosed in Seller Disclosure
              ---------------------                         -----------------
Schedule 4.8:
------------

              (a) Seller has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used in this Agreement, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Seller has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Seller through such date.

              (b) Neither Seller nor Stockholders have received any notice that any of the Returns of Seller has been examined by the United States Internal Revenue Service (the "IRS"), or any other United States federal or state Governmental Authority within the past six years. To the Knowledge of Seller and the Stockholders: there are no audits or other Governmental Authority proceedings presently pending, nor any other disputes pending with respect to, or claims asserted for, Taxes upon Seller; nor has Seller given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Seller, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Seller Disclosure Schedule 4.8. Seller has complied (and until the
             ------------------------------
Effective Time will comply) in all respects with all Applicable Laws relating to the payment and withholding of Taxes.

              (c) Seller (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Seller (nor does Seller have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which Seller has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has not been a member of an affiliated group other than one of which Seller was the common parent.

       4.9    Benefit Plans. Seller has no, has never sponsored or contributed
              -------------
to, has no liability to sponsor or contribute to or otherwise in connection with, and will not institute prior to the Effective Time (i) any pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, or other or similar plan, program or other arrangement, (ii) any cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) any written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, or (iv) any other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, or other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended.

       4.10   Compliance with Applicable Laws. Except as set forth in Seller
              -------------------------------                         ------
Disclosure Schedule 4.10, Seller holds all licenses, franchises, permits,
------------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of its business, except where the failure to hold any License would not have a Material Adverse Effect on Seller. No proceeding is pending or, to the Knowledge of Seller or the Stockholders, threatened seeking the revocation or suspension of any License. Seller is and has been in compliance in all material respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Seller; and neither Seller nor either Stockholder has received any written notices from any Governmental Authority of any allegation of any violation of any Applicable Laws or Licenses.

       4.11   Certain Contracts.
              -----------------

              (a)    Seller Disclosure Schedule 4.11 lists the following written
                     -------------------------------
agreements (collectively, the "Material Contracts"), to which Seller is a party or by which Seller or any of its properties or assets is bound:

                     (i) all written agreements that involve an annual commitment or payment by any party thereto of more than $10,000 individually or $50,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

                     (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

                     (iii)  all leases;

                     (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by Seller in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

                     (v) all powers of attorney, guarantees, suretyships or similar agreements; and

                     (vi) all other written agreements the breach of or default under which could have a Material Adverse Effect on Seller.

       Each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

              (b)    Except as disclosed in Seller Disclosure Schedule 4.11, (i)
                                            -------------------------------
Seller is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment (on any basis other than at-will) of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, director or consultant thereof. Seller
                                                                 ------
Disclosure Schedule 4.11 sets forth true and correct copies of all written
------------------------
severance or employment agreements with officers, directors, employees, agents or consultants to which Seller is a party. Except as set forth on Seller
                                                                  ------
Disclosure Schedule 4.11, Seller is not a party to any oral agreements of the
------------------------
kind referred to in the preceding sentence.

              (c)    Except as disclosed in Seller Disclosure Schedule 4.11, no
                                            -------------------------------
agreement or understanding to which Seller or any Stockholder is a party or by which it or he is bound limits the freedom of Seller or any Stockholder to compete in any line of business or with any person.

              (d)    Except as disclosed in Seller Disclosure Schedule 4.11,
                                            -------------------------------
neither Seller nor, to the Knowledge of Seller and the Stockholders, any other party thereto, is in default under any of the Material Contracts or any other agreement to which Seller is a party or to which it or its properties is bound; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of Seller thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Stockholders, except as disclosed in Seller Disclosure
                                                             -----------------
Schedule 4.11, upon consummation of the Merger, the Surviving Corporation will
-------------
be entitled to enjoy the advantages and benefits of the business arrangements, opportunities and relationships as enjoyed by Seller prior to the date of this Agreement without interference or interruption.

       4.12   Properties and Insurance.
              ------------------------

              (a) Except as disclosed in the Seller Financial Statements or in Seller Disclosure Schedule 4.12, Seller has good and, as to owned real
   -------------------------------
property, marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Seller Financial Statements as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith;
(ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on Seller; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers' compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Seller as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Seller as presently occupied, used, possessed and controlled by Seller or necessary in the operation of its business as currently conducted.

              (b) The business operations and all insurable properties and assets of Seller are insured for its benefit against all risks which, in the reasonable judgment of the Stockholders, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Stockholders adequate for the business engaged in by Seller. Certificates of insurance with respect to all such policies as in effect on the date of this Agreement are attached hereto as Seller Disclosure Schedule 4.12.
                                              -------------------------------
Neither Seller nor either of the Stockholders has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and Seller is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

              (c) No person other than Seller is currently entitled to possession of any of the properties of Seller, whether owned or leased by Seller. To the Knowledge of Seller and the Stockholders, the real property, buildings, structures and improvements owned or leased by Seller conform to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Seller has not received written notice, nor does Seller have actual knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by Seller, (ii) any proposal for materially increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Seller's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties. The properties and assets owned or leased by Seller are adequate for the conduct of its business as presently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by Seller constitute all of the property and assets that Seller uses or may reasonably need in connection with the operation of its business as presently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Parent to use such properties and assets.

       4.13   Environmental Matters.
              ---------------------

              (a) The operations of Seller comply, and have complied, in all respects with all applicable Environmental Laws (as defined below).

              (b) Seller has obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of Seller's business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Seller is in compliance in all respects with all terms and conditions thereof.

              (c) Neither Seller nor any of the Stockholders has received any written notice of any pending or threatened investigation, proceeding or claim to the effect that Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller to any person or entity or for any such cleanup costs.

              (d) The term "Environmental Laws" shall mean all Applicable Laws relating to pollution or protection of the environment.

       4.14   Intellectual Property.
              ---------------------

              (a)    Seller Disclosure Schedule 4.14 (i) lists and describes all
                     -------------------------------
patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) describes all copyrights, computer software, databases, and all other intellectual property that are owned by or registered in the name of Seller or to which Seller has any rights as licensee or otherwise (except "off-the-shelf" computer software being used in accordance with the standard license therefor), which list specifies which items are owned and to which items Seller has rights as a licensee or otherwise; and (iii) lists and describes all contracts, agreements or understandings pursuant to which Seller has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses
(i) and (ii) above.

              (b) The items listed or described in Section 4.14 or in the Seller Disclosure Schedule 4.14 pursuant to the preceding subsection (a)
-------------------------------
constitute or represent all of the intellectual property necessary to the conduct of Seller's business, and Seller's ownership and use rights with respect thereto are free and clear of Liens other than those disclosed in Seller
                                                                  ------
Disclosure Schedule 4.12.
------------------------

              (c) All federal trademark or service mark registrations, and all applications to register any trademarks or service marks or any trademark register maintained by the United States government or any state or provincial government are based on truthful affidavits or declarations of use.

              (d) Seller has not infringed upon, and Parent's conduct of Seller's business after the Closing as presently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other person or entity; and Seller has not agreed to indemnify any person or entity for or against any infringement of or by the intellectual property set forth in the Seller
                                                                 ------
Disclosure Schedule 4.14. To the Knowledge of Seller and the Stockholders, no
------------------------
person or entity is infringing upon any of

Seller's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property.

              (e) Seller has, and immediately after the Closing Parent will have, all computer software and databases that are necessary to conduct Seller's business as presently conducted by Seller and all documentation relating to all such computer software and databases. The computer software performs substantially in accordance with the documentation related thereto or used in connection therewith and is adequate for the business purpose for which it is used. Seller Disclosure Schedule 4.14 identifies each person or entity to whom
      -------------------------------
Seller has sold, licensed, leased or otherwise transferred or granted any interest in or rights to any of the computer software and databases and the date of each such sale, license, lease or other transfer or grant.

       4.15   No Parachute Payments. Except as disclosed in Seller Disclosure
              ---------------------                         -----------------
Schedule 4.15, no officer, director, employee or agent (or former officer,
-------------
director, employee or agent) of Seller is entitled now, or will or may be entitled as a consequence of this Agreement or the Merger, to any payment or benefit from or from Parent, which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code.

       4.16   Absence of Certain Agreements and Practices.
              -------------------------------------------

              (a)    Except as set forth in Seller Disclosure Schedule 4.16 or
                                            -------------------------------
in connection with customary transactions in the ordinary course of business, no present or former officer, director or Stockholder of Seller:

                     (i)    owes money to Seller;

                     (ii)   has any claim against Seller;

                     (iii) has any interest in any property or assets used by Seller in its business;

                     (iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

                     (v) has any agreement with Seller that is not terminable by Seller without penalty or notice;

                     (vi) has any agreement providing severance benefits or other benefits, which are conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment; or

                     (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

              (b) Neither Seller nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of Seller, has
(i) given or agreed to give any gift or similar benefit having a value of $5,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Seller, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Seller.

       4.17   Major Vendors and Customers. Seller Disclosure Schedule 4.17
              ---------------------------  -------------------------------
sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Seller, to whom Seller paid or billed in the aggregate in excess of $25,000 from January 1, 1998 through December 30, 1998.

       4.18   Accounts Receivable. Seller has no accounts receivable.
              -------------------

       4.19   Corporate Records. Except as set forth on Seller Disclosure
              -----------------                         -----------------
Schedule 4.19, at the Effective Time the corporate record books (including the
-------------
share records) of Seller will be complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the Stockholders and directors of Seller and all transactions involving the shares of Seller (and contain all canceled share certificates).

       4.20   Combinations Involving Seller. All mergers, consolidations or
              -----------------------------
other business combinations involving Seller, and all liquidations, purchases or other transactions by which Seller acquired any of its business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

       4.21   Bank Accounts. Seller Disclosure Schedule 4.21 lists all bank,
              -------------  -------------------------------
money market, savings and similar accounts and safe deposit boxes of Seller, specifying the account numbers and the authorized signatories or persons having access to them.

       4.22   Labor Relations. Except as disclosed on Seller Disclosure Schedule
              ---------------                         --------------------------
4.22, Seller is in compliance with all federal and state laws respecting
----
employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller or the Stockholders, threatened against or involving or affecting Seller and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Seller.

       4.23   Year 2000 Matters. The software listed on Seller Disclosure
              -----------------                         -----------------
Schedule 4.14 conforms to the Year 2000 compliance criteria set forth in Seller
-------------                                                            ------
Disclosure Schedule 4.14 and is designed to be used prior to, during, and after
------------------------
the calendar year 2000 AD, and such software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century or any leap year, provided, however, that Seller makes no representation regarding the potential failure of the software to conform to the Year 2000 compliance criteria caused by: (i) third party hardware, firmware, software or data that interfaces with, is manipulated by, or otherwise operates in conjunction with the Software, including but not limited to inconsistencies between the date handling characteristics of the Software and such third party components or data; or (ii) modification of the Software by customers or third parties. Seller's internal systems and software and the network connections it maintains are adequately programmed to address the Year 2000 issue.

       4.24   Change in Control Provisions. Seller Disclosure Schedule 4.24
                                            -------------------------------
contains a true and complete copy of all agreements in effect to which the Seller is a party and which contain any provisions which become effective upon a change in control, merger, consolidation, sale of assets or other business combination involving Seller or otherwise require any payment or performance by Seller, or any officer or director thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement.

       4.25   Pooling of Interests. To the Seller's Knowledge and the Knowledge
              --------------------
of the Stockholders, neither Seller nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

       4.26   Disclosure. No representation, warranty, or statement made by
              ----------
Seller or the Stockholders in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement of material fact or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading. All facts known to Seller or the Stockholders that are material to the financial condition, operation, or prospects of the business and assets of Seller have been disclosed to Parent.


                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

                              OF THE STOCKHOLDERS

       Each Stockholder, severally and not jointly, represents and warrants to Parent, with respect to himself or herself and his or her ownership of Seller Common Stock, as follows:

       5.1    Ownership of Shares. The Stockholder owns of record and
              -------------------
beneficially all of the Seller Common Stock set forth opposite his or her name on Seller Disclosure Schedule 4.2. The Stockholder owns all right, title and
   ------------------------------
interest in and to such Seller Common Stock, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities laws and the agreements identified on Seller Disclosure Schedule 4.2
                                                 ------------------------------
which restrictions shall be terminated at or prior to the Closing). The Stockholder owns no other securities of Seller.

       5.2    Authorization. With respect to this Agreement and any other
              -------------
agreements, instruments and documents executed and delivered by the Stockholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Stockholder Delivered Agreements"): (i) the Stockholder has the right, power and authority to enter into the Stockholder Delivered Agreements executed and delivered by him and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under them; and (ii) the Stockholder Delivered Agreements will, when delivered, constitute valid and binding obligations of the Stockholder enforceable against the Stockholder in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

       5.3    Absence of Violations or Conflicts. Except as set forth on
              ---------------------------------
Stockholder Disclosure Schedule 5.3, the execution and delivery of the
-----------------------------------
Stockholder Delivered Agreements and the consummation by the Stockholder of the transactions contemplated by, or other compliance with the performance under them do not and will not with the passing of time or giving of notice or both:
(i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Seller or any of the Seller Common Stock under (A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which the Stockholder is a party or to which he or his properties or Seller or its properties are subject or bound, (B) any judgment, decree or order of any Governmental Authority to which the Stockholder or his properties are subject or bound, or (C) any Applicable Laws; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Stockholder that would result in any Lien or other claim upon the assets of Seller.

       5.4    No Consents Required. Except for the filing of the Certificate of
              --------------------
Merger in accordance with the GBCC and the DGCL, and except for the Seller Approvals, and except as set forth on Stockholder Disclosure Schedule 5.4, no
                                      -----------------------------------
Authorization of or with any Governmental Authority or any other Authorization of or with any other third party on the part of the Stockholder is required in connection with his execution or delivery of the Stockholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Stockholder Delivered Agreements by the Stockholder.

       5.5    No Claims Against Seller. Except as set forth on Stockholder
              ------------------------                         -----------
Disclosure Schedule 5.5, the Stockholder has no claim against Seller, except for
-----------------------
accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

       5.6    Litigation Related to this Agreement. The Stockholder is not a
              ------------------------------------
party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

       5.7    Investment Intent. The Stockholder will acquire the Parent Common
              -----------------
Stock pursuant to this Agreement for his own account, to hold for investment and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and he will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws (the "State Acts"). Without limiting the foregoing, the Stockholder has no plan or intention to sell or otherwise dispose of any of the Parent Common Stock issued to him pursuant to this Agreement. The Stockholder agrees that there will be placed on the certificate or other evidence of the Parent Common Stock, or any substitutions therefor, a legend stating in substance:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE
       "SECURITIES" HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON
       EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933
       (THE "1933 ACT"), SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE") AND OTHER APPLICABLE
       BLUE SKY LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE,SOLD
       OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT, THE GEORGIA CODE AND OTHER APPLICABLE BLUE SKY LAWS, AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT,
       THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION
       OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH
       THE ABOVE LAWS.

       5.8    Access to Information; Accredited Investor Status.
              -------------------------------------------------

              (a) The Stockholder has been given access to all material and relevant information concerning Parent, thereby enabling the Stockholder to make an informed investment decision concerning his investment in the Parent Common Stock. The Stockholder has relied solely upon an independent investigation made by him and his representatives, if any, and has, prior to the date of this Agreement, been given access to and the opportunity to examine data and information relating to Parent. In making his investment decision to acquire the Parent Common Stock pursuant to this Agreement, the Stockholder is not relying on any oral or written representations or assurances from Parent or any other person or any representative of Parent or any other person other than as set forth in the MegaMarketing Corporation Business Plan dated November 24, 1998, as provided to the Stockholders, and this Agreement. Patrick E. Patterson and Carl Venters III have reviewed the definition of "accredited investor" in Rule 501 of Regulation D under the 1933 Act and each of Patrick E. Patterson and Carl Venters III is an accredited investor.

              (b) Each other Stockholder represents and warrants to Parent that such stockholder alone, or with such Stockholder's purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

       5.9    Economic Risk. The Stockholder represents that he is able to bear
              -------------
the economic risk of an investment in the Parent Common Stock, which the Stockholder acknowledges is currently illiquid, including a possible total loss of his investment. In making this statement, the Stockholder represents and warrants to Parent that he has adequate means of providing for his current needs and contingencies; he is able to afford to hold the Parent Common Stock for an indefinite period and he further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Parent Common Stock. Further, the Stockholder represents that he has no present need for liquidity in the Parent Common Stock and is willing to accept such investment risks.

       5.10   Tax Advice. The Stockholder is not relying on any statements or
              ----------
representations of Parent, Seller or the agent of either, regarding the United States federal and state tax consequences of an investment in the Parent Common Stock or the transactions contemplated by this Agreement except as provided in this Agreement, and understands that he (and not Parent) shall be responsible for his own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.


             ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent represents and warrants to Seller and the Stockholders as follows:

       6.1    Corporate Organization.
              ----------------------

              (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent.

              (b)    All Subsidiaries of Parent are listed on Parent Disclosure
                                                              -----------------
Schedule 6.1. Each Subsidiary is duly organized and validly existing and in good
------------
standing under the laws of its state or other jurisdiction of incorporation. Each Parent Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent. Parent Disclosure Schedule 6.1 sets forth copies of the
                  ------------------------------
Articles of Incorporation and bylaws, if any, as in effect on the date of this Agreement, of Parent and each of the Parent Subsidiaries. Except as set forth in the Parent Disclosure Schedule 6.1, Parent does not own or control, directly or
    ------------------------------
indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

       6.2    Capitalization. As of the date of this Agreement, the authorized
              --------------
capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 500,000 shares of preferred stock, without par value ("Parent Preferred Stock"). As of the date of this Agreement, there are 6,719,425 shares of Parent Common Stock issued and outstanding (of which 479,617 shares held in escrow will be cancelled, such that the number of shares issued and outstanding at this date, giving effect to such cancellation, would be 6,239,808), 141,120 shares of Parent Preferred Stock issued and outstanding, 260,192 shares reserved for issuance upon the exercise of that certain Stock Purchase Warrant issued by Parent to Sirrom Investments, Inc. ("Sirrom"), and 1,254,096 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants ("Parent Stock Options"). All issued and outstanding shares of Parent Common Stock, and all issued and outstanding shares of capital stock of each of the Parent Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Parent Subsidiary are owned by Parent and are free and clear of any Liens other than a pledge to Sirrom to secure the repayment of a loan from Sirrom to Parent. Except for the Parent Stock Options disclosed in Parent
                                                                   ------
Disclosure Schedule 6.2 and the warrant issued to Sirrom referenced above, as of
-----------------------
the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any of the Parent Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

       6.3    Authority; No Violation.
              -----------------------

              (a) Except for any applicable State Blue Sky requirements and the filings of the Merger documents as required by the GBCC and the DGCL (the "Parent Approvals"), no

Authorization of any Governmental Authority is necessary on behalf of Parent in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement. Subject to receipt of the Parent Approvals, Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Parent in accordance with the Articles of Incorporation of Parent and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Parent are necessary to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

              (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement, or compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming that the Parent Approvals are duly obtained, violate any provision of Parent's or Merger Sub's Articles of Incorporation or bylaws, (ii) assuming that the Parent Approvals are duly obtained, violate any Laws applicable to Parent, any of the Parent Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in Parent Disclosure Schedule 6.3, violate, conflict with,
                       ------------------------------
result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Parent, and which will not prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

              (c) Subject to receipt of the Parent Approvals, Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors and the sole Stockholder of Merger Sub in accordance with the Articles of Incorporation of Merger Sub and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Merger Sub are necessary to consummate the Merger or the other transactions so contemplated. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.

       6.4    Financial Statements.
              --------------------

              (a)    Parent Disclosure Schedule 6.4 sets forth copies of: (i)
                     ------------------------------
balance sheets of Genesis Direct Inc. and of Control Group, Ltd. at February 28, 1998 and the statements of income stockholder's equity and cash flows for the period ended February 28, 1998, and the statements of income, Stockholders' equity and cash flows for the period ended December 31, 1997, together with a draft of the proposed audit report thereon of Arthur Andersen & Co. and (ii) internally prepared interim consolidated financial statements of Parent (balance sheet and income statement) dated November 30, 1998 and for the nine (9) month period ended November 30, 1998 (collectively, together with the related notes and any additional financial statements, the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of Parent as of the respective dates set forth in the Parent Financial Statements, and the results of Parent's operations and its cash flows for the respective periods set forth in the Parent Financial Statements; except that the unaudited interim financial statements were not subject to normal and recurring year-end adjustments and do not contain footnote disclosures, all of which adjustments and all of such footnote disclosures are not, in the aggregate, believed by the management of Parent to be material to the business or operations of Parent when taken as a whole.

              (b) The Parent Financial Statements, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent Financial Statements or necessary in order to make the statements made in such Parent Financial Statements, in light of the circumstances under which they were made, not misleading.

              (c) Since November 30, 1998, there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any Parent Subsidiary having, individually or in the aggregate, a Material Adverse Effect on Parent, other than changes, occurrences and circumstances disclosed by the Parent prior to the date of this Agreement.

       6.5    Broker's and Other Fees. Neither Parent nor any of the Parent
              -----------------------
Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

       6.6    Parent Common Stock. At the Effective Time, the Parent Common
              -------------------
Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Parent (except as set forth in this Agreement and the documents and agreements executed in connection herewith).

       6.7    Legal Proceedings. Except as disclosed in Parent Disclosure
              -----------------                         -----------------
Schedule 6.7, neither Parent nor Merger Sub is a party to any, and there is no
------------
pending or, to Parent's or

Merger Sub's Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Parent or Merger Sub. Except as disclosed in Parent Disclosure Schedule 6.7,
                                             ------------------------------
neither Parent nor Merger Sub is a party to any order, judgment or decree entered in any lawsuit or proceeding that is likely to have a Material Adverse Effect on Parent or Merger Sub. Without limiting the foregoing, except as disclosed in Parent Disclosure Schedule 6.7, no actions, suits, demands,
             ------------------------------
notices, claims, investigations or proceedings that are likely to have a Material Adverse Effect on Parent or Merger Sub are pending or, to Parent's or Merger Sub's Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Parent or Merger Sub (in connection with such officer's, director's, employee's or agent's activities on behalf of Parent or Merger Sub or that otherwise relate, directly or indirectly to Parent or Merger Sub or their properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of Parent or Merger Sub, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

       6.8    Taxes and Tax Returns. Except as disclosed in Parent Disclosure
              ---------------------                         -----------------

Schedule 6.8:
------------

              (a) Each of Parent and Merger Sub has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Seller in writing). Each of Parent and Merger Sub has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Parent and Merger Sub through such date.

              (b) None of the Returns of Parent or Merger Sub has been examined by the IRS, or any other United States federal, state or local or any foreign Governmental Authority within the past six years. To the Knowledge of Parent and Merger Sub: there are no audits or other Governmental Authority proceedings presently pending, nor any other disputes pending with respect to, or claims asserted for, Taxes upon Parent or Merger Sub; nor has Parent or Merger Sub given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Parent or Merger Sub, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Parent Disclosure
                                                               -----------------
Schedule 6.8. Parent has complied (and until the Effective Time will comply) in
------------
all respects with all Applicable Laws relating to the payment and withholding of Taxes.

              (c) Neither Parent nor Merger Sub (i) has requested any extension of time within which to file any Return which Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Parent or Merger Sub (nor does Parent or Merger Sub have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which Parent or Merger Sub has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which Parent or Merger Sub was the common parent.

       6.9    Compliance with Applicable Laws. Except as set forth in Parent
              -------------------------------                         ------
Disclosure Schedule 6.9, each of Parent and Merger Sub holds all Licenses
-----------------------
necessary for the lawful conduct of its business except where the failure to hold any License would not have a Material Adverse Effect on Parent or Merger Sub. No proceeding is pending or, to the Knowledge of Parent or Merger Sub, threatened seeking the revocation or suspension of any License. Each of Parent and Merger Sub is and has been in compliance in all material respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Parent or Merger Sub; and neither Parent nor Merger Sub has received any written notices from any Governmental Authority of any allegation of any violation of any Applicable Laws or Licenses.


       6.10   Pooling of Interests. To the Parent's knowledge, based on
              --------------------
consultation with its independent accountants, neither Parent nor its Subsidiaries nor any of its directors, officers, affiliates or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.


       6.11   Disclosure. No representation, warranty, or statement made by
              ----------
Parent or Merger Sub in this Agreement or in any document or certificate furnished or to be furnished to Parent or Merger Sub pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading. All facts known or reasonably available to Parent or Merger Sub that are material to the financial condition, operation, or prospects of the business and assets of Parent and Merger Sub have been disclosed to Seller and the Stockholders.

       6.12   Registration Rights. Parent has not entered into any registration
              -------------------
rights agreement and has no plans to do so except for the registration rights agreement to be entered into with Farley/Ventura LLC, Via Investment, LLC and Frank A. Daniels III. However, Parent has covenanted to Messrs. Ellinger and Muscolino, and intends to covenant to Messrs. DePrizzio and Burgdorf as follows:
"Parent shall provide [Ellinger, Muscolino, DePrizzio and Burgdorf] with the same rights to participate as selling shareholders in connection with public offerings of the Parent's Common Stock as are enjoyed by the members of Parent's senior management team." To date, Parent has not granted registration rights of any kind to members of Parent's senior management team, and has no arrangement or understanding with any member of Parent's management team regarding participation as selling shareholders in connection with any public offering of Parent's Common Stock.

           ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES

       7.1    Conduct of Business. Seller and the Stockholders agree that from
              -------------------
the date hereof to the Effective Time, except as specified herein, Seller shall conduct its business only in the ordinary course and consistent with prudent business practice and past practice, except for transactions permitted hereunder or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Seller shall use all commercially reasonable efforts to:

              (a) maintain its existence and status in good standing in all jurisdictions in which it is required to be qualified or registered to conduct its business, except where the failure to do so would not have a Material Adverse Effect on Seller;

              (b) maintain all of its tangible assets in good operating condition and maintain the protection of all intellectual property in substantially the same standing as exists on the date hereof;

              (c) continue performance in the ordinary course of its obligations under its contracts and agreements;


              (d) preserve its business organization intact, use all commercially reasonable efforts to keep available its present officers and employees and preserve its present relationships with suppliers, customers and others having business relationships with it; and

              (e) maintain its existing insurance, subject to variations in amount required by the ordinary operations of its business.

       7.2    Negative Covenants.
              ------------------

              (a) Seller and the Stockholders agree that from the date hereof to the Effective Time, except as disclosed elsewhere herein or otherwise approved by Parent in writing, which approval shall not be unreasonably withheld, conditioned or delayed, or as permitted or required by this Agreement, Seller will not:

                     (i) change any provision of its Certificate of Incorporation or bylaws except for an amendment to its Certificate of Incorporation setting the number of authorized shares at 30,000 and for no other purposes;

                     (ii) except pursuant to the exercise or conversion of currently outstanding options, warrants or other securities convertible into or exchangeable for Seller Common Stock, issue any additional shares of Seller Common Stock or other securities or change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                     (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Seller;

                     (iv) grant any severance or termination pay (other than pursuant to policies or contracts in effect on the date hereof and that were not required to be modified or terminated pursuant to the terms hereof and that have been disclosed to Parent pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies and, with regard to bonuses in amounts that do not result in a material variance from the amounts reserved for such payments through the date of the most recent balance sheet included in the Seller Financial Statements;

                     (v) sell or dispose of any assets other than in the ordinary course of business consistent with past practices;

                     (vi) make any capital expenditures outside the ordinary course of business;

                     (vii) acquire in any manner whatsoever any business or entity;

                     (viii) enter into, terminate, modify or amend any agreement or arrangement with any officer or director of Seller or any of the Seller Subsidiaries or any "affiliate" of any such officer or director, as that term is defined in Regulation 14A of the 1934 Act (an "Affiliate");

                     (ix) make any change in its accounting methods or practices;

                     (x) incur, create, assume or guarantee any Liabilities except in the ordinary course of business and as would not have a Material Adverse Effect on Seller;

                     (xi) increase, or make any change in any assumptions underlying the method of calculating any bad debt, contingency or other reserves from those reflected in the Audited Seller Financial Statements set forth on Seller Disclosure Schedule 4.4;
                                                -------------------------------

                     (xii) make any change in the method of valuing assets included in the Unaudited Seller Financial Statements set forth on Seller Disclosure Schedule 4.4;
              ------------------------------

                     (xiii) pay, discharge or satisfy any Liabilities, other
              than by payment, discharge or satisfaction in the ordinary course of business;

                     (xiv) permit or allow any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens which are in existence on the date hereof and which are disclosed on the Seller Disclosure Schedules and Liens for amounts not yet due and payable which Liens are contested in good faith and for which adequate reserves have been made;

                     (xv) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

                     (xvi) cancel or waive any claims or rights, or sell, transfer, distribute or otherwise dispose of any assets or properties, except in the ordinary course of business;

                     (xvii) declare, file or permit to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to Seller, any of the Seller Subsidiaries or any of the Stockholders;

                     (xviii) fail to perform its obligations under any Material
              Contract (except those being contested in good faith) or enter into, assume or amend any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

                     (xix) take any action that would or could reasonably be expected to result in (A) a Material Adverse Effect on Seller or
              (B) any of its representations and warranties contained in Article 4 not being true and correct in any material respect at the Effective Time, or that would cause any of its conditions to Closing not to be satisfied; or

                     (xx) directly or indirectly agree to do any of the foregoing.

              (b) Parent agrees that from the date hereof to the Effective Time, except as otherwise approved by Seller in writing, which approval shall not be unreasonably withheld, conditioned or delayed, or as permitted or required by this Agreement, it will not, nor will it permit any of the Parent Subsidiaries to:

                     (i) declare, set aside or pay any dividend or other distribution of cash or property (other than capital stock) in respect of its capital stock, other than regular cash dividends in amounts not materially greater than customarily paid by Parent;

                     (ii) make any material change in its accounting methods or practices as shown in the Parent Financial Statements, other than changes required by GAAP or by Governmental Authorities;

                     (iii) take any action that would result in any of its representations and warranties contained in Article 6 not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                     (iv) directly or indirectly agree to do any of the foregoing.

       7.3    No Solicitation. From the date hereof to the Effective Time or the
              ---------------
earlier termination of this Agreement in accordance with its terms, Seller and the Stockholders:

              (a) shall not, and Seller shall not allow its Affiliates, officers, directors, employees, agents and representatives (including without limitation, the Stockholders, any investment banker, attorney or accountant retained by it) to: directly or indirectly initiate, solicit, entertain or encourage, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of the Stockholders) with respect to a proposed or potential merger, acquisition, consolidation, business combination, transfer or similar transaction involving, or any purchase of all or any significant portion of the assets, equity securities of or rights with respect to any assets or securities of, Seller (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

              (b) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and Seller and Stockholders will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.3; and

              (c) will notify Parent immediately of the identity of any potential acquiror and the terms of any Acquisition Proposals, whether or not permitted by this Section 7.3.

       7.4    Current Information.
              -------------------

              (a) During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:

                     (i) Seller will cause one or more of its representatives to confer with representatives of Parent regarding its business, operations, properties, assets and financial condition;

                     (ii) each of Seller and Parent will cause one or more of its representatives to confer with representatives of the other party regarding matters relating to the completion of the transactions contemplated herein; and

                     (iii) each of Seller and Parent will notify the other party as soon as practicable after any determination or discovery by it of any fact or circumstance relating to either party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of either party or which has or is reasonably likely to have a Material Adverse Effect on either party.

              (b) Prior to the Effective Time, as soon as practicable after the end of every month (but in no event later than twenty-five days thereafter) beginning with the month in which this Agreement is signed, Seller will deliver to Parent an unaudited balance sheet as of the end of such month, and related statements of income and cash flows for such month, each certified by a Seller Authorized Officer as meeting the standards for Seller Financial Statements set forth in Section 4.4.

       7.5    Access to Properties and Records; Confidentiality.
              -------------------------------------------------

              (a) Seller shall permit Parent and its representatives reasonable access to its and the Seller Subsidiaries' respective properties, and shall disclose and make available to Parent and its representatives all books, papers and records and information relating to it and the Seller Subsidiaries, its and their assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Parent and its representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of Seller and its Subsidiaries.

              (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use all commercially reasonable efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for three years from the date the Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public;
(C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) any information that is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar processes) to be disclosed by Applicable Law or Governmental Authority, to the extent that the party subject to such request or requirement provides the other parties hereto with prompt notice thereof so that they may seek an appropriate protective order or waive compliance with the provisions of this Section 7.5. If, in the absence of a protective order or the receipt of a waiver hereunder, any party hereto is nonetheless, in the opinion of its counsel, compelled to disclose information that is protected hereunder to any Governmental Authority or else stand liable for contempt or suffer other censure or penalty, said party may disclose such information to such Governmental Authority without liability hereunder. No investigation by Parent heretofore or hereafter made shall affect the representations and warranties of Seller and the Stockholders, and each such representations and warranties shall survive any such investigation, subject to
Article 10.

       7.6    Regulatory Matters; Consents; Cooperation, etc.
              -----------------------------------------------

              (a) Each of Parent and Seller will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

              (b) As soon as practicable following the date hereof, Parent and Seller will each use its commercially reasonable efforts to obtain all material consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

              (c) At or prior to the Closing, Seller, if requested by Parent, shall deliver to the IRS a notice that the Seller Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

       7.7    Parties' Efforts; Further Assurances; Cooperation. Subject to the
              -------------------------------------------------
other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Effective Time, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate the transactions contemplated by this Agreement.

       7.8    Public Announcements. Prior to the Effective Time or the earlier
              --------------------
termination of this Agreement in accordance with its terms, Seller, the Stockholders and Parent shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Effective Time, none of the Stockholders shall make any public announcement regarding any aspect of this Agreement without Parent's prior written consent. Nothing in this Section 7.8 shall be deemed to prohibit any party from making any disclosure which its outside counsel deems necessary in order to satisfy such party's disclosure obligations imposed by Applicable Law or Governmental Authority.

       7.9    Failure to Fulfill Conditions. In the event that Parent or Seller
              -----------------------------
determines that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 1999 (the "Deadline Date"), it will promptly notify the other party. Except for any acquisition or merger discussions Parent may enter into with other parties, Seller and Parent will promptly inform the other of any facts applicable to Seller or Parent that would be likely to prevent or materially delay consummation of the Merger.

       7.10   Disclosure Supplements. From time to time prior to the Effective
              ----------------------
Time, each party hereto will promptly notify the other party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in Article 8, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to by the other party.

       7.11   Affiliates. Promptly after the execution and delivery of this
              ----------
Agreement and prior to the Closing Date, Seller shall deliver to Parent copies of letter agreements, each substantially in the form of Exhibit 7.11, executed
                                                        ------------
by all directors, executive officers, the Stockholders and by any other person who is an "affiliate" of Seller for purposes of Rule 145 under the 1933 Act providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Seller Common Stock held by such "affiliate" and the shares of Parent Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Parent Common Stock only, except in compliance with the applicable provisions of the 1933

Act and the rules and regulations thereunder; and (ii) during the periods during which any such sale, pledge, transfer or other disposition would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Merger for pooling-of-interest accounting treatment, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. The certificates of Parent Common Stock issued to "affiliates" of Seller will bear an appropriate legend reflecting the foregoing and Parent shall be entitled to issue stop orders to the transfer agent for Parent Common Stock consistent with the terms of such letters. The parties understand that such periods in general encompass the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Parent and Seller within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

       7.12   Pooling of Interests. Each party shall use all commercially
              --------------------
reasonable efforts and shall in good faith attempt to cause the Merger to qualify for pooling-of-interests accounting treatment. Each party represents and warrants that its past transactions status conform to the conditions set forth in Exhibit 7.12 hereto and covenants that it has no planned transactions that
   ------------
would be contrary to any of the conditions set forth in Exhibit 7.12.
                                                        ------------

       7.13   Intentionally Omitted.

       7.14   Intentionally Omitted.

       7.15   Employee Matters.
              ----------------

              (a)    Employee Benefits. Parent shall take all commercially
                     -----------------
reasonable action necessary or appropriate to permit the employees of Seller at the Effective Time who shall continue to be employed by the Surviving Corporation thereafter ("Continuing Employees") to participate after the Effective Time in Parent's employee benefit programs and to cause the

Surviving Corporation to take all commercially reasonable actions necessary or appropriate to adopt Parent's employee benefit programs effective as of the Effective Time. Parent will cause the Surviving Corporation to give each Continuing Employee full credit for service with Seller for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any subsidized benefit provided under (but not, except as provided in the preceding sentence, for purposes of determining the amount of any benefit under) any Parent employee benefit plan; provided, however, that nothing in this Agreement shall be deemed to require Parent to cause to be continued any employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program.

              (b)    Employment Agreements. On or prior to the Closing Date, all
                     ---------------------
agreements between Seller and any of its employees (other than agreements relating to confidentiality, ownership of inventions and materials and similar agreements benefiting Seller) shall have been canceled at no cost to Seller. On or prior to the Closing Date, Employment Agreements substantially in the form attached hereto as Exhibit 7.15 shall be executed and delivered to Parent by
                   ------------
each of the individuals named on Exhibit 7.15 and any other employees of Seller
                                 ------------
deemed by the Parent to be necessary or important to the continued business of the Surviving Corporation.

       7.16   No Transfers. Except pursuant to this Agreement or with the prior
              ------------
written consent of Purchaser, none of the Stockholders shall transfer, assign, convey or otherwise dispose of any of the Seller Common Stock or any rights with respect to such Seller Common Stock (including voting and conversion or option rights) after the date of this Agreement.

       7.17   Special Provisions with Respect to Seller. If the Closing occurs
              -----------------------------------------
as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by Seller (and only to such extent) shall expire and be of no further force and effect, and Seller's having made representations, warranties, covenants and agreements shall in no way limit the liability of the Seller Stockholders for those representations, warranties, covenants and agreements pursuant to this Agreement.

       7.18   Tax Matters
              -----------

              (a)    Cooperation and Exchange of Information. The Stockholders,
                     ---------------------------------------
the Surviving Corporation and Parent agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

              (b)    Tax-Free Transaction. The parties hereto intend that the
                     --------------------
Merger shall be treated as a tax-free reorganization under the Code, shall report the Merger as such for federal and state income tax purposes, and shall take no action after the Effective Time to adversely affect the status of the Merger as a tax-free reorganization under the Code.

       7.19   Registration Rights. Parent shall provide the Stockholders of
              -------------------
Seller with the same rights to participate as selling shareholders in connection with public offerings of Parent's Common Stock as are enjoyed by members of Parent's senior management team.


                        ARTICLE 8 - CLOSING CONDITIONS

       8.1    Conditions of Each Party's Obligations Under this Agreement. The
              -----------------------------------------------------------
respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable Law, waiver, at or prior to the Closing Date, of the following conditions:

              (a)    Approvals and Regulatory Filings. All necessary
                     --------------------------------
Authorizations of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained without any term or condition that would materially impair the value of Seller, or that would materially impair the value of Parent and the Parent Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such Authorizations shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

              (b)    Suits and Proceedings. The consummation of the transactions
                     ---------------------
contemplated by this Agreement will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Parent or Seller or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the Knowledge of Parent or Seller, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or to limit in any material respect the right of Parent to control any material aspect of the business of Parent and the Parent Subsidiaries or Seller after the Effective Time, or (ii) to subject Parent or Seller or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

              (c)    Escrow Agreement. First Union National Bank shall have
                     ----------------
executed and delivered an Escrow Agreement among the Stockholders, Parent, and First Union National Bank relating to the shares of Parent Common Stock to be placed in escrow pursuant to Article 2 (the "Escrow Agreement"). All expenses associated with the Escrow Agreement shall be borne by Parent.

              (d)    Tax Opinions. Parent and Seller each shall have received
                     ------------
the opinions of their counsel, Nelson Mullins Riley & Scarborough, L.L.P. and Hogan & Hartson LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and to Seller and their counsel, that the Merger will qualify as a tax-free reorganization under Section 368 of the Code, and that no gain or loss will be recognized by the holders of Seller Common Stock generally. Parent and Seller shall have delivered to their counsel such certificates of their respective stockholders or shareholders as may reasonably be required by their counsel in order to render such opinions.

              (e)    Assumption of Warrants. Parent shall have assumed the
                     ----------------------
obligations of Seller under certain warrants held by Frank A Daniels III covering 1,155 shares of Seller Common Stock at an exercise price of $287.00 per share and certain warrants held by Farley/Ventura, LLC covering 4,198 shares of Seller Common Stock at an exercise price of $287.00 per share, such that Mr. Daniels shall have the right to acquire 145,379 shares of Parent Common Stock at an exercise price of $2.28 and Farley/Ventura, LLC shall have the right to acquire 528,402 shares of Parent Common Stock at an exercise price of $2.28 per share, for an aggregate of 673,783 shares of Parent Common Stock to be issued pursuant to Parent's assumption of Seller's warrants.

       8.2    Conditions to the Obligations of Parent and Merger Sub Under this
              -----------------------------------------------------------------
Agreement. The obligations of Parent and Merger Sub under this Agreement to
---------
consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

              (a)    Covenants and Agreements; Consents. Each of Seller and the
                     ----------------------------------
Stockholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Seller and the Stockholders shall have been obtained or made, or waived by such third party, except where the failure to obtain any such Authorization would not have a Material Adverse Effect on Seller.

              (b)    Opinion of Counsel. Parent shall have received an opinion
                     ------------------
of Hogan & Hartson LLP, counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Parent, covering the matters set forth on Exhibit 8.2(b).
   -------------

              (c)    Pooling Letter. Parent shall have received a letter dated
                     --------------
as of the Effective Time from Arthur Andersen & Co., its independent certified public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and a copy of such letter shall be provided by Parent to Stockholders at their request.

              (d)    Certificates. Seller shall have furnished Parent with such
                     ------------
certificates of its officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Parent may reasonably request.

              (e)    Employment Agreements. Each of the individuals named on
                     ---------------------
Exhibit 7.15 shall have executed and delivered an Employment Agreement with
------------
Parent in the form attached hereto as Exhibit 7.17.
                                      ------------

              (f)    Stockholders Agreement. The Stockholders shall have
                     ----------------------
executed and delivered a joinder agreement with Parent in the form attached hereto as Exhibit 8.2(f) making the Stockholders parties to that certain Second
          --------------
Amended and Restated Stockholders Agreement dated as of December 17, 1998 by and among Parent and the current holders of common stock of Parent (the "Stockholders Agreement").

               (g)    Resignations. Seller shall have delivered to Parent the
                     ------------
written resignations of the directors of Seller other than Patrick E. Patterson.

              (h)    Escrow Agreement. The Stockholders shall have executed and
                     ----------------
delivered the Escrow Agreement in the form attached hereto as Exhibit 2.1.
                                                              -----------

              (i)    Cancellation Agreements. At or prior to Closing, Seller
                     -----------------------
shall deliver to Parent any and all documents and agreements evidencing the cancellation of all outstanding options, warrants and other securities convertible into or exchangeable for Seller Common Stock or other capital stock of Seller.

              (j)    Noncompetition, Nonsolicitation and Confidentiality
                     ---------------------------------------------------
Agreements. Any officers, directors and key employees of Seller who are not
---------
Stockholders shall have executed and delivered to Parent and Surviving Corporation Noncompetition, Nonsolicitation and Confidentiality Agreements substantially in the form attached hereto as Exhibit 8.2(k), with the blanks
                                             --------------
therein properly completed to the satisfaction of the Parent and Surviving Corporation.

              (k)    Outstanding Seller Common Stock. There shall be no more
                     -------------------------------
than 25,164 shares of Seller Common Stock outstanding on the Closing Date or at the Effective Time, taking into account and giving effect to an aggregate of 5,353 shares issuable to Frank A Daniels III and Farley/Ventura LLC. Seller and the Stockholders acknowledge that the Merger Consideration has been agreed to by Parent based, in large part, on there being no more than 25,164 shares of Seller Common Stock outstanding at these times and that Parent has the right not to proceed with the Merger in the event the Seller Common Stock outstanding exceeds this number.

              (l)    Completion of Due Diligence on Seller. Parent shall have
                     -------------------------------------
completed its review of Seller, the results of which shall be acceptable to Parent in its sole and absolute discretion.

              (m)    No Material Adverse Effect on Seller. No event shall have
                     ------------------------------------
occurred and no fact or circumstance shall have arisen which, in the judgment of Parent, is reasonably likely to have a Material Adverse Effect on the Seller or materially and adversely affect the value of the Merger transaction to Parent, since the date of the most recent Audited Seller Financial Statements except (i) the announcement of the Merger and this Agreement, (ii) conditions effecting global economy or regional economy in which Parent operates any part of its business or (iii) conditions affecting the financial services software industry as a whole.

              (n)    Registration Rights Agreement. Parent shall have executed
                     -----------------------------
and delivered a Registration Rights Agreement in favor of Via Investment LLC and Farley/Ventura LLC in the form attached hereto as Exhibit 8.2(n).

              (o)    Payment to Farley. Seller shall have paid to Michael Farley
                     -----------------
any amounts due to Farley under that certain Letter of Agreement dated January 15, 1999.

              (p)    Signature of All Holders. All holders of all outstanding
                     ------------------------
shares of common stock of Seller shall have executed and delivered a counterpart of this Agreement. Frank A. Daniels III and Farley/Ventura LLC, the holders of warrants which will be assumed by Parent, shall have executed an agreement to be bound by Parent's Second and Amended and Restated Shareholders Agreement dated as of December 17, 1998 with respect to all shares of Parent to be issued to them pursuant to such assumed warrants.

       8.3    Conditions to the Obligations of Seller and the Stockholders Under
              ------------------------------------------------------------------
this Agreement. The obligations of Seller and the Stockholders under this
-------------
Agreement to consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

              (a)    Covenants and Agreements; Consents. Each of Parent and
                     ----------------------------------
Merger Sub shall have performed in all material respects the agreements, covenants and obligations to be performed by it under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Parent and the Merger Sub shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Parent or the Parent Subsidiaries, taken as a whole.

              (b)    Opinion of Counsel to Parent. Seller shall have received an
                     ----------------------------
opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to Seller, covering the matters set forth on Exhibit 8.3(b).
                                  -------------

              (c)    Certificates. Each of Parent and Merger Sub shall have
                     ------------
furnished Seller with such certificates of its officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Seller may reasonably request.

              (d)    Stockholders Agreement. Parent shall have executed and
                     ----------------------
delivered a joinder agreement with the Stockholders in the form attached hereto as Exhibit 8.2(f).
   --------------

              (e)    Escrow Agreement. Parent shall have executed and delivered
                     ----------------
the Escrow Agreement attached hereto as Exhibit 2.1.
                                        -----------

              (f)    Merger Consideration. Parent shall have delivered to the
                     --------------------
Stockholders and the Escrow Agent all of the Merger Consideration.

              (g)    Option Grants. Parent shall have granted to Patrick
                     -------------
Patterson an option to purchase 100,000 shares of Parent Common Stock at an exercise price of equal to the fair market value per share at the Effective Time, expiring on the tenth anniversary of grant and vesting as follows: 33,334 at the time of grant, 33,333 on the first anniversary of grant, and 33,333 on the second anniversary of grant. In addition, Parent shall have granted options for an additional 100,000 shares of Parent Common Stock to the persons designated by Mr. Patterson and listed on Exhibit 8.3(g), which options shall
                                          --------------
vest and expire on the same terms as Mr. Patterson's options. Each option agreement for options granted pursuant to this Section 8.3(g) shall be in the form attached hereto as Exhibit 8.3(g).
                        --------------

              (h) The organizational meeting for an initial public offering of Parent shall have occurred and Seller shall have received a letter from any two of the following members of the New York Stock Exchange stating that the initial public offering of Parent is in process: J.C. Bradford & Co., The Robinson-Humphrey Company, Hambrecht & Quist LLC, Wheat First Union, Inc. and ING Baring Furman Selz.


                 ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER



       9.1    Termination. This Agreement may be terminated prior to the
              -----------
Effective Time, whether before or after approval of this Agreement by the Stockholders of Merger Sub, Parent and Seller:

              (a)    by mutual written consent of Parent and Seller;

              (b) by Parent or Seller if the Effective Time shall not have occurred on or prior to the Deadline Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

              (c) by Parent if there has been a material breach of any representation, warranty, covenant, agreement or obligation of Seller or any Stockholder hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 days after receipt by Seller or Stockholder, as appropriate, of notice in writing from Parent specifying the nature of such breach and requesting that it be remedied;

              (d) by Seller, if there has been a material breach in any representation, warranty, covenant, agreement or obligation of Parent hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 days after receipt by Parent of notice in writing from Seller specifying the nature of such breach and requesting that it be remedied;

              (e) by Parent if any of the conditions set forth in Section 8.1 or 8.2 is not satisfied and is no longer capable of being satisfied by the Deadline Date;

              (f) by Seller if any of the conditions set forth in Section 8.1 or 8.3 is not satisfied and is no longer capable of being satisfied by the Deadline Date;

              (g) by Parent, if Parent's Board of Directors shall not have recommended or shall have withdrawn or modified its recommendation or approval of the transactions contemplated by this Agreement because causing or allowing such transactions to occur would constitute a breach of the fiduciary duty of such Board of Directors (as determined in good faith after consultation with its counsel); provided that in such event Parent promptly shall pay to Seller a termination fee in the amount of $100,000 together with reimbursement of Seller's out-of-pocket expenses incurred not to exceed $50,000.00.

       9.2    Effect of Termination. If either Parent or Seller terminates and
              ---------------------
abandons this Agreement pursuant to Section 9.1, this Agreement, other than Sections 7.5, 7.6, 7.14, 9.1(g), this Section 9.2, Section 9.3, Article 10 and
Section 11.1 (each of which shall survive termination) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 9.2, shall relieve any party from any liability for any material breach of this Agreement.

       9.3    Specific Performance. The parties acknowledge that the rights of
              --------------------
each party to consummate the transactions contemplated by this Agreement are special, unique, and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant made by it in this Agreement relating to nonmonetary matters, the other party or parties will be without an adequate remedy at law. Each party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it in this Agreement that relates to nonmonetary matters, the other party or parties, so long as it or they are not in breach of this Agreement, may, in addition to the remedies set forth in Article 10, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

       9.4    Amendment. This Agreement may not be amended except by an
              ---------
instrument in writing signed on behalf of all the parties hereto.

       9.5    Extension; Waiver. The parties may (a) extend the time for the
              -----------------
performance of any of the obligations or other acts of the other parties hereto
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by such writing as being waived, extended or modified.



                         ARTICLE 10 - INDEMNIFICATION


       10.1   Indemnification by Stockholders. Subject to the terms of this
              -------------------------------
Article 10, Seller and the Stockholders (but after the consummation of the Merger, solely the Stockholders, and not the Seller) shall, severally, but not jointly, indemnify, defend, save and hold harmless Parent, Merger Sub, Seller (after the consummation of the Merger) and their successors and assigns (collectively, the "Parent Indemnified Parties"), from and against any demands, claims (as defined in Section 101 of the U.S. Bankruptcy Code), actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages"), suffered by the Parent Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

              (a) any breach of any of the representations, warranties, covenants or agreements made by Seller or the Stockholders in this Agreement;

              (b) any breach of any representation, warranty, covenant or agreement made by Seller or any Stockholder in a document, certificate or affidavit delivered by Seller or the Stockholders at the Closing; or

              (c) any expenses, charges, fees, or costs associated with any audit of Seller for Taxes related to periods prior to the Closing Date, and any Taxes imposed as a result of any such audit, even though any such audit commences, or a party does not become aware of any such audit until, after the Closing Date.

       Any of the foregoing to the contrary notwithstanding, the Stockholders' indemnification obligations in connection with the breach of any provision of
Article 5 shall be several and not joint.

       10.2   Indemnification by Parent. Subject to the terms of this Article
              -------------------------
10, Parent shall indemnify, defend, save and hold harmless Seller and the Stockholders (but after consummation of the Merger, solely the Stockholders, and not the Seller) (collectively, the "Seller Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Seller Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

              (a) any breach of any of the representations, warranties, covenants and agreements made by Parent or Merger Sub in this Agreement; or

              (b) any breach of any representation, warranty, covenant or agreement made by Parent or by Merger Sub in a document, certificate or affidavit delivered by Parent or Merger Sub at the Closing.

       10.3   Claims for Indemnification. The representations, warranties,
              --------------------------
covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. All "general contingencies" under a "pooling of interests" shall be settled and resolved no later than (i) the date of the first audit of financial statements containing combined operations for those items that would be expected to be encountered in the audit process, or (ii) one year after the Effective Time for other items. The limitations set forth in this Section 10.3 shall not apply to liability under this Article 10 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

       10.4   Matters Involving Third Parties.
              -------------------------------

              (a) If any third party shall notify the Indemnified Party as to any matter in respect of which the right to indemnification contained in this
Article 10 may be claimed (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim as provided in
Section 10.3 above; and the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim, consent to the entry of any judgment with respect thereto and enter into any settlement with respect thereto, all with counsel of its choice, so long as the Indemnifying Party notifies the Indemnified Party in writing, within fifteen (15) days after the Indemnified Party has given the Indemnifying Party notice of the Third Party Claim pursuant to Section 10.3, that the Indemnifying Party will indemnify the Indemnified Party from and against Indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim.

              (b) If the Indemnifying Party undertakes the defense of any Third Party Claim pursuant to Section 10.4(a) above, the Indemnified Party may retain separate co-counsel at its sole cost and expense (and such expenses shall not be Indemnifiable Damages) and participate in the defense of such Third Party Claim. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim that does not include a full release by the third party of the Indemnified Party from all Indemnifiable Damages relating to such Third Party Claim, without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

              (c) The parties hereto shall provide, or cause their appropriate employees or representatives to provide, to the other parties hereto information or data in connection with the handling of the defense of any Third Party Claim or litigation (including counterclaims filed by the parties), and the party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (1) all out-of-pocket, travel and similar expenses incurred by its personnel in rendering these services; and (2) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

       10.5   Indemnification Payments Prior to Closing. If the Closing has not
              -----------------------------------------
occurred, the Indemnifying Party shall pay to the Indemnified Party the full amount of any and all Indemnifiable Damages (other than Indemnifiable Damages resulting from a Third Party Claim) for which it is required to indemnify the Indemnified Party under this Article 10, within thirty (30) days after its receipt of notice thereof from the Indemnified Party pursuant to Section 10.3 above; and the full amount of any and all Indemnifiable Damages resulting from a Third Party Claim for which it is required to indemnify the Indemnified Party under this Article 10, within thirty (30) days after final settlement or adjudication thereof.

       10.6   Settlement of Indemnification Claims After Closing. If the Closing
              --------------------------------------------------
has occurred and a recipient of a Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Parent or the Stockholders' Representative (as defined below), as the case may be. If no such counternotice is given within such thirty (30) day period, or if Parent, or the Stockholders' Representative (as defined below), as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 10.7. If, within thirty (30) days after the receipt of counternotice by Parent or the Stockholders' Representative, as the case may be, the Stockholders' Representative and Parent shall not have reached agreement as to the claim in question, then the party disputing the claim shall satisfy any undisputed amount as specified in Section
10.7 and the disputed amount of the
claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in Section 10.7. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 10.6 is referred to as the "Determination Date."

       10.7   Manner of Indemnification by Stockholders. Where the Stockholders
              -----------------------------------------
are obligated to indemnify the Parent Indemnified Parties under Section 10.1 after the Effective Time, such indemnity obligation must be satisfied pursuant to the Escrow Agreement by the Stockholders, to the extent they then hold Shares of Parent Common Stock, delivering to the relevant Parent Indemnified Party such number of Shares of Parent Common Stock (as adjusted to reflect share splits, reverse splits, dividends and consolidations with respect to the Parent Common Stock after the execution of this Agreement), the value of which calculated at the Value Per Share specified in the Escrow Agreement equals the amount of the Indemnifiable Damages until such time as the aggregate amount of all indemnity obligations satisfied in accordance with this provision equals ten percent (10%) of such Value Per Share of all the Parent Common Stock transferred to the Seller Stockholders pursuant to Section 2.1. Thereafter (or, if the Effective Time fails to occur for any reason), such indemnity obligation must be satisfied by Seller and the Stockholders, at the option of the relevant Parent Indemnified Party, either:

                     (i) By paying to that Parent Indemnified Party in cash an amount equal to the applicable Indemnified Damages; or

                     (ii) To the extent the Seller or Stockholders then hold Shares of Parent Common Stock, by delivering to the Parent Indemnified Party such number of Shares of Parent Common Stock which, when multiplied by such Value Per Share, equals the applicable Indemnified Damages.

       10.8   Indemnification Exclusive Remedy. In the absence of fraud, and
              --------------------------------
except for non-monetary equitable relief, if the Closing occurs, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of the parties for any breach of any representation or warranty contained in this Agreement.

       10.9   Certain Limitations. The foregoing indemnification obligations are
              -------------------
subject to the limitation that no Indemnifying Party shall have any liability for indemnification to any Indemnified Party pursuant to this Article 10 or otherwise unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $100,000 in the aggregate; provided that once such threshold is met, the Indemnifying Party shall be liable for the total

Indemnifiable Damages, not just the amount in excess of such threshold. In no event shall the aggregate liability of the Stockholders for Indemnifiable Damages under this Agreement and the other agreements entered into in connection with the consummation of the transactions contemplated hereby exceed the total Merger Consideration paid by Parent for the Seller Common Stock.

       10.10  Several Liability. Parent acknowledge that each Stockholder's
              -----------------
respective liability and obligation under any of said provisions shall be proportionate to the percentage of Seller Common Stock owned by such Stockholder immediately preceding the Effective Time.


                   ARTICLE 11 -STOCKHOLDERS' REPRESENTATIVE

       11.1   Appointment; Acceptance. By executing this Agreement, each of the
              -----------------------
Stockholders (notwithstanding any Stockholder's current or future mental or physical disability or incompetency) hereby irrevocably constitutes and appoints Patrick E. Patterson and [his] successors, acting as hereinafter provided, as his or her attorney-in-fact and agent in his or her name, place and stead in connection with the transactions and agreements contemplated by this Agreement with respect to (i) matters prior to the Closing Date, as specified herein, and
(ii) matters subsequent to the Closing Date (the "Stockholders' Representative"), and acknowledges that such appointment is coupled with an interest. By executing this Agreement under the heading "Stockholders' Representative," Patrick E. Patterson hereby (i) accepts [his] appointment and authorization to act as Stockholders' Representative as attorney-in-fact and agent on behalf of the Stockholders in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Article 11.

       11.2   Authority. Without limiting the generality of Section 11.1, each
              ---------
Stockholder by this Agreement fully and completely, hereby: (a) authorizes the Stockholders' Representative (i) to dispute or to refrain from disputing any claim made by Parent under the Stockholder Delivered Agreements, (ii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under the Stockholder Delivered Agreements and to sign any release or other document with respect to such dispute or remedy, (iii) to give such instructions and to do such other things and refrain from doing such other things as the Stockholders' Representative shall deem necessary or appropriate to carry out the provisions of the Stockholder Delivered Agreements, (iv) to waive any condition to the Closing, and (v) to agree in his discretion with the Parent to amend this Agreement from time to time; and (b) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Stockholders' Representative under the Stockholder Delivered Agreements.

       11.3   Actions. Each of the Stockholders hereby expressly acknowledges
              -------
and agrees that the Stockholders' Representative is authorized to act on his or her behalf, notwithstanding any dispute or disagreement between the Stockholders, and that Parent and any other person or entity shall be entitled to rely on any and all actions taken by the Stockholders' Representative under the Stockholder Delivered Agreements without any liability to, or obligation to inquire of, any of the Stockholders. Parent and any other person or entity is hereby expressly authorized to rely on the genuineness of the signatures the Stockholders' Representative, and upon receipt of any writing which reasonably appears to have been signed by Stockholders' Representative, Parent and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

       11.4   Successors. If Patrick E. Patterson ceases to function in his
              ----------
capacity as the Stockholders' Representative for any reason whatsoever, then Patrick E. Patterson shall be appointed as his successor, and if ceases to function in such capacity for any reason whatsoever, then the Stockholders, by action of the holders of Stockholders who formerly held a majority of the Seller Common Stock immediately prior to the Effective Time, shall have the right to appoint his successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Parent shall have the right to appoint a successor.

       11.5   Effectiveness. The authorizations of the Stockholders'
              -------------
Representative shall be effective until its rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Stockholders to Parent and of Parent to the Stockholders under this Agreement.


                          ARTICLE 12 - MISCELLANEOUS


       12.1   Expenses.
              --------

              (a) Except as otherwise expressly stated in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

              (b) Notwithstanding any provision in this Agreement to the contrary, if either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

       12.2   Notices. All notices or other communications which are required or
              -------
permitted under this Agreement shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

              (a)    If to Parent or Merger Sub, to:

                     MegaMarketing Corporation
                     2030 Powers Ferry Road
                     Suite 120
                     Atlanta, GA 30339
                     Attn:  John F. Kelly
                     Telecopy:  (707) 644-1865

                     Copy to:

                     Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E.
                     Suite 1400
                     Atlanta, Georgia 30309
                     Attn:  Robert D. Pannell, Esq.
                     Telecopy:  (404) 817-6219

              (b)    If to Seller, to:

                     DeskGate Technologies, Inc.
                     1053 31st St., N.W.
                     Washington, D.C. 20007
                     E-mail:  ppaterson@deskgate.com
                     Attention:   Patrick E. Patterson

                     with a copy (which shall not constitute notice) to:

                     Hogan & Hartson LLP
                     555 13th St., N.W.
                     Washington, D.C. 20004
                     Attention:   John F. Dienelt, Esq.
                     Telecopy:    (202) 637-5910

              (c) If to the Stockholders, to their respective addresses as set forth on the signature page to this Agreement;

or to such other addresses and telefax numbers as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of two business days after the date actually sent via overnight or express courier, five days after mailed and upon telefax confirmation of receipt to addressee by the sender.

       12.3   Parties in Interest. This Agreement shall be binding on and shall
              -------------------
inure to the benefit of the parties hereto, the Parent Indemnified Parties, the Seller Indemnified Parties and their respective successors, representatives and assigns. This Agreement (and the rights and interests in this Agreement) may not be assigned by any party without the written consent of the other parties; provided, however, Parent may assign its interests in this Agreement to a purchaser or transferee of all or substantially all of the business or assets of Parent or the Surviving Corporation, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

       12.4   Entire Agreement. This Agreement, which includes the disclosure
              ----------------
schedules and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement, and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

       12.5   Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated by this Agreement by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

       12.6   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

       12.7   Invalidity of any Part. If any provision or part of this Agreement
              ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained in this Agreement, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

       12.8   Time of the Essence; Computation of Time. Time is of the essence
              ----------------------------------------
of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

       12.9   Arbitration.
              -----------

              (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in force at the time and in the manner described in Section 10.6 (except as otherwise provided in this Section 12.9).

              (b) Termination or limitation of Parent's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Parent shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.



                            [signatures on next page]


       IN WITNESS WHEREOF, Parent, Merger Sub, Seller and Stockholders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                 MEGAMARKETING CORPORATION

                                 /s/ Edward J. Rutkowski
                                 -----------------------------------------------

                                 By:   Edward J. Rutkowski
                                       -----------------------------------------

                                 Its:  Executive Vice President
                                       -----------------------------------------


                                 MEGAMARKETING ACQUISITION
                                 FIVE, INC.

                                 /s/ Edward J. Rutkowski
                                 -----------------------------------------------

                                 By:   Edward J. Rutkowski
                                       -----------------------------------------

                                 Its:  Chief Executive Officer
                                       -----------------------------------------


                                 DESKGATE TECHNOLOGIES, INC.

                                 /s/ Patrick E. Patterson
                                 -----------------------------------------------

                                 By:   Patrick E. Patterson
                                       -----------------------------------------

                                 Its:  Chief Executive Officer
                                       -----------------------------------------


                                 THE STOCKHOLDERS:

                                 /s/ Patrick E. Patterson
                                 -----------------------------------------------
                                 Patrick E. Patterson
                                 Address:  1027 S. 26th Street
                                           -------------------------------------
                                        Arlington, Virginia  22202
                                        ----------------------------------------

                                 /s/ Jay Dunn by Power of Attorney for:
                                 -----------------------------------------------
                                 Carl ("Chip") Venters III
                                 Address:  79 Pelican Drive
                                         ---------------------------------------
                                        Wrightsville Beach, North Carolina 28480
                                 -----------------------------------------------

                                 /s/ Karl Minor
                                 -----------------------------------------------
                                 Karl Minor
                                 Address:11312 Vale Road
                                         ---------------------------------------
                                        Oakton, Virginia  22124
                                 -----------------------------------------------

                                 /s/ Debrah Whitaker
                                 -----------------------------------------------
                                 Debrah Whitaker
                                 Address:1027 S. 26th Street
                                         ---------------------------------------
                                        Arlinton, Virginia  22202
                                 -----------------------------------------------

                                 /s/ Jay Dunn
                                 -----------------------------------------------
                                 Jay Dunn
                                 Address:709 Oronoco Street, Apt. 1
                                         ---------------------------------------
                                        Alexandria, Virginia  22314
                                 -----------------------------------------------

                                 /s/ Bradford Gandee
                                 -----------------------------------------------
                                 Brad Gandee
                                 Address:14307 Brookmere Drive
                                         ---------------------------------------
                                        Centreville, Virginia 20120
                                 -----------------------------------------------

                                 /s/ David Patterson
                                 -----------------------------------------------
                                 David Patterson
                                 Address:317 Windemere Road
                                         ---------------------------------------
                                        Wilmington, North Carolina  28405
                                 -----------------------------------------------

                                 /s/ Joe Christian
                                 -----------------------------------------------
                                 Joe Christian
                                 Address:5131 Oriole Road
                                         ---------------------------------------
                                        Wilmington, North Carolina  28403
                                 -----------------------------------------------

                                 /s/ Paul Karch
                                 -----------------------------------------------
                                 Paul Karch
                                 Address:4107 Crescent Hills Drive
                                         ---------------------------------------
                                        Haymarket, Virginia  20165
                                 -----------------------------------------------


                                 /s/ Jose Antonio Font
                                 -----------------------------------------------
                                 Jose Antonio Font
                                 Address:9921 Coastal del Sol Boulevard
                                         ---------------------------------------
                                        Miami, Florida  33178
                                 -----------------------------------------------


                                 /s/ Pat Ryan
                                 -----------------------------------------------
                                 Pat Ryan
                                 Address:10009 Meyer Pointe Trace
                                         ---------------------------------------
                                        Potomax, Maryland  20854
                                 -----------------------------------------------

                                 /s/ Wayne Lee
                                 -----------------------------------------------
                                 Wayne Lee
                                 Address:9637 Eagle Ridge Drive
                                         ---------------------------------------
                                        Bethesda, Maryland  20817
                                 -----------------------------------------------


                                 /s/ Eugene B. Phillips
                                 -----------------------------------------------
                                 E. Barry Phillips
                                 Address:5745 Poolside Drive
                                         ---------------------------------------
                                        Raleigh, North Carolina  27612
                                 -----------------------------------------------



                                 Adobe East

                                 By:  /s/ Gregory Greatrex
                                    --------------------------------------------



                                 /s/ Frank A. Daniels, III
                                 -----------------------------------------------
                                 Frank A. Daniels III
                                 Address:2342 Churchill Road
                                         ---------------------------------------
                                        Raleigh, North Carolina  27608
                                 -----------------------------------------------

                                 Botany Bay, Ltd.

                                 By:/s/ Gregory Greatrex
                                    --------------------------------------------


                                 /s/ Wesley Watson
                                 -----------------------------------------------
                                 Wesley Watson
                                 Address: 1660 S. Alma School Road
                                         ---------------------------------------
                                        Suite 213, Mesa, Arizona  85210
                                 -----------------------------------------------

                                 Farley/Ventura, LLC

                                 By: Via Management LLC acting as
                                    --------------------------------------------
                                     Manager for Farley/Ventura LLC
                                    --------------------------------------------
                                 By: Michael R. Farley, Manager, Via
                                    --------------------------------------------
                                     Investment, LLC
                                    --------------------------------------------


                                 Via Investment LLC

                                 By: Via Management II LLC acting as
                                    --------------------------------------------
                                     Manager for Via Investment LLC
                                    --------------------------------------------
                                 By: Michael R. Farley, Manager, Via
                                    --------------------------------------------
                                     Investment II LLC
                                    --------------------------------------------

                                 STOCKHOLDERS REPRESENTATIVE

                                   /s/ Patrick E. Patterson
                                 -----------------------------------------------
                                 Patrick E. Patterson